FPIC INSURANCE GROUP, INC.

              ANNOUNCES COMPLETION OF $15 MILLION PRIVATE PLACEMENT
                          OF TRUST PREFERRED SECURITIES


JACKSONVILLE, Fla. (Business Wire) - October 29, 2003 - FPIC Insurance Group, Inc. ("FPIC") (Nasdaq Symbol: FPIC) announced today that it has completed a $15 million private placement of trust preferred securities. FTN Financial Capital Markets and Keefe Bruyette & Woods, Inc. ("FTN/KBW") acted as placement agents for the offering.

FPIC, through its wholly owned statutory trust, along with other insurance and insurance holding company participants, issued trust preferred securities to the FTN/KBW investment pool. The FTN/KBW investment pool, in turn, issues its own securities to institutional and accredited investors.

The securities issued to the investment pool by FPIC mature in 30 years and will bear a floating interest rate equal to three-month LIBOR plus 3.85%, for an initial interest rate of approximately 5% per annum. FPIC has purchased a hedging instrument designed to maintain the ultimate floating rate interest cost on the securities within a range of 4.85% to 8.5% for five years from closing. FPIC will have the option to call its securities at 100% of the principal amount beginning five years from closing.

FPIC will use the net proceeds of approximately $14.5 million to pay down its revolving credit facility and the related portion of an interest rate swap agreement currently being used as a hedge for the credit facility's floating rate interest. FPIC has secured from its bank lender group the necessary approvals and amendments to its credit facility to allow for the issuance of the trust preferred securities and such use of the proceeds.

FPIC estimates it will incur a net charge of approximately $0.4 million after tax in the fourth quarter of 2003 in connection with the completion of the private placement, consisting primarily of the cost to partially unwind an interest rate swap agreement associated with the pay down of its revolving credit facility. Other costs associated with the private placement of approximately $0.5 million will be amortized over the expected life of the newly issued securities, which have stated maturities of 30 years. The cost of the hedging instrument purchased in connection with the private placement of approximately $.5 million will be amortized over 5 years.

For additional information regarding FPIC's private placement with FTN/KBW, see FPIC's Form 8-K relating to the private placement, which will be filed with the Securities and Exchange Commission in the near future.

John R. Byers, President and Chief Executive Officer of FPIC said, "We are pleased to be completing another $15 million private placement of trust preferred securities. With this placement, the Company has now completed three private placements totaling an aggregate of $45 million of trust preferred securities and unsecured senior notes since May 2003."

"Mr. Byers, commenting on the use of proceeds, said "These private placements have been used to substantially reduce our bank credit facility, make a capital contribution to our insurance operations and unwind hedge agreements related to the credit facility. Lowering our debt levels, generally, and replacing our commercial bank debt with longer-term institutional debt are important goals in our business model and we are pleased to have made substantial progress towards achieving these goals."

Commenting on the impact of the private placements on FPIC's capital position, Mr. Byers, stated, "Our new debt structure gives us more operational flexibility, lowers our cost of capital, enhances liquidity by significantly reducing current debt service requirements and strengthens our balance sheet."

In closing Mr. Byers stated, "Our overriding priority is to create and maintain a strong, stable and consistently profitable organization. Continuing to strengthen the Company's capital structure has created positive momentum that allows us to move forward as a stronger organization for the long-term. We will continue to explore and aggressively pursue capital opportunities available to us to best serve our customers and build value for our shareholders."

                                Corporate Profile
                                -----------------
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of professional liability insurance for physicians, dentists and other healthcare providers, primarily in Florida and Missouri. FPIC also provides management and administration services to Physicians' Reciprocal Insurers, a New York medical professional liability insurance reciprocal, and third-party administration services both within and outside the healthcare industry.

                             Safe Harbor Disclosure
                             ----------------------
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Any written or oral statements made by or on behalf of FPIC may include forward-looking statements, which reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to:

         i) Uncertainties relating to government and regulatory policies (such as subjecting FPIC to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting our current operations);
         ii) The occurrence of insured or reinsured events with a frequency or severity exceeding our estimates;
         iii) Legal developments, including claims for extra-contractual obligations or in excess of policy limits in connection with the administration of insurance claims;
         iv) Developments in global financial markets that could affect our investment portfolio and financing plans;
         v)       The impact of surplus constraints on growth;
         vi) Developments in reinsurance markets that could affect our reinsurance programs;
         vii) The impact of mergers and acquisitions, including the ability to successfully integrate acquired businesses and achieve cost savings, competing demands for our capital and the risk of undisclosed liabilities;
         viii) The ability to integrate Anesthesiologists Professional Assurance Company's ("APAC") operations into First Professionals Insurance Company, Inc.'s ("First Professionals") and achieve associated cost savings;
         ix) Risk factors associated with financing and refinancing, including the willingness of credit institutions to provide financing and the availability of credit generally;
         x) The competitive environment in which FPIC operates, including reliance on agents to place insurance, physicians electing to practice without insurance coverage, related trends and associated pricing pressures and developments;
         xi)      The actual amount of new and renewal business;
         xii) Rates, including rates on excess policies, being subject to or mandated by legal requirements and regulatory approval, which could affect our business or reinsurance arrangements;

         xiii)    The loss of the services of any of our executive officers;
         xiv)     The uncertainties of the loss reserving process;
         xv)      The ability to collect reinsurance recoverables;
         xvi) Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents' ability to place insurance business on behalf of FPIC;
         xvii) The dependence of the reciprocal management segment upon a single major customer, PRI, for the preponderance of its revenue; and

         other risk factors discussed elsewhere within FPIC's Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 13, 2003, and in FPIC's Form 10-K for the year ended December 31, 2002, filed with the SEC on March 28, 2003.

The words "believe," "anticipate," "foresee," "estimate," "project," "plan," "expect," "intend," "hope," "should," "will," "will likely result" or "will continue" and variations thereof or similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. FPIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

                                     Contact
                                     -------
                                Roberta Goes Cown
                   Senior Vice President and Corporate Counsel
                         (904) 354-2482, Extension 3287


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